Exhibit 99.1

IMAGE ENTERTAINMENT BOARD OF DIRECTORS RE-ELECTED

CHATSWORTH, Calif., October 17, 2006 – Image Entertainment, Inc. (Nasdaq: DISK), a leading independent licensee, producer and distributor of home entertainment programming in North America, today announced that all seven current members of its board of directors have been re-elected by the company’s stockholders.

The official results of the election of directors at the company’s annual meeting held on Tuesday, October 10, 2006, as tabulated by IVS Associates, one of the leading providers of independent inspectors of election for corporations and stockholder meetings are as follows:

Image Entertainment Board of Directorsct

Martin W. Greenwald:	10,274,479 votes in favor
David Coriat:	10,279,267 votes in favor
Ira S. Epstein:	10,273,008 votes in favor
Gary Haber:	10,279,335 votes in favor
M. Trevenen Huxley:	10,276,440 votes in favor
Robert J. McCloskey:	10,274,658 votes in favor
Lynwood Spinks:	10,277,658 votes in favor

Lions Gate Dissident Slate of Directors

Jack R. Crosby:	7,531,227 votes in favor
Barry David Perlstein:	6,975,171 votes in favor
Edward Huguez:	6,910,791 votes in favor
Joseph Incandela:	7,531,112 votes in favor
Duke K. Bristow:	7,927,888 votes in favor
Joachim Kiener:	6,911,480 votes in favor

“We are obviously pleased with the results of the election and the support of our shareholders in voting to keep our entire board in place,” said Martin W. Greenwald, Chairman of the Board and CEO of Image Entertainment.  “The board, management and the company as a whole will continue with our ongoing strategy and process of seeking to maximize long-term value on behalf of all of our shareholders.”

Image’s board of directors will now be up for election on a staggered basis, with Martin W. Greenwald, Lynwood Spinks and Gary Haber serving three-year terms, David Coriat and Ira Epstein serving an initial two-year term and M. Trevenen Huxley and Robert J. McCloskey serving an initial one-year term.  Mr. Huxley and Mr. McCloskey will be the only two board members whose seats will be up for election, to three-year terms, at next year’s meeting.

There were 18,299,047 shares, or 84.81% of the total 21,576,544 shares, present at the annual stockholders meeting.  Votes for Image’s incumbent slate of directors ranged from approximately 56.1% to 56.2% of the shares voted, while votes for the dissident slate nominated by Lions Gate, the company’s second-largest stockholder with approximately 19.8% of outstanding shares, ranged from approximately 37.8% to 43.3% of the shares voted.  Image’s management and board of directors own approximately 4.1% of outstanding shares.  Image’s largest and third-largest stockholders, Image Investors Co. and Standard Broadcasting Corp. Ltd., respectively own approximately 27.7% and 7.1% of the Image’s outstanding shares, and both voted in favor of the incumbent directors.

About Image Entertainment:

Image Entertainment, Inc. is a leading independent licensee, producer and distributor of home entertainment programming in North America, with over 3,000 exclusive DVD titles and approximately 200 exclusive CD titles in domestic release and approximately 300 programs internationally via sublicense agreements.  For many of its titles, the Company has exclusive audio and broadcast rights and, through its subsidiary Egami Media, Inc., has digital download rights to more than 1,500 video programs and over 150 audio programs containing more than 2,500 tracks.  The Company is headquartered in Chatsworth, California, and has a domestic distribution facility in Las Vegas, Nevada.  The Company’s subsidiary Image Entertainment (UK) maintains a content acquisition office in London, England.  For more information about Image Entertainment, Inc., please go to www.image-entertainment.com.

Forward-Looking Statements:

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position, product development and business strategy.  These statements may be identified by the use of words such as “will,” “may,” “estimate,” “expect,” “intend,” “plan,” “believe,” and other terms of similar meaning in connection with any discussion of future operating or financial performance.  All forward-looking statements are based on management’s current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause action outcomes and results to differ materially from current expectations.

These factors include, among other things, our inability to raise additional working capital, changes in debt and equity markets, increased competitive pressures, changes in our business plan, and changes in the retail DVD and entertainment industries.  For further details and a discussion of these and other risks and uncertainties, see “Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.  Unless otherwise required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Press/Corporate Contact:	Investor Relations:
Steve Honig	Charles Messman or Todd Kehrli
THE HONIG COMPANY, INC.	MKR Group, LLC
818.986.4300	818.556.3700
press@honigcompany.com	ir@mkr-group.com